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                                                                     EXHIBIT 5.2


           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                               December 12, 1996



PhoneTel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, Ohio  44115-1601

                   Re:  PhoneTel Technologies, Inc.
                        and Subsidiaries
                        Registration Statement on Form SB-2
                        (No. 333-15211)

Ladies and Gentlemen:

            We have acted as special counsel to PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement relating to the issuance and sale by the Company of $110,000,000 aggregate principal amount of Senior Notes Due 2006 (together with any additional Notes to be sold by the Company and registered on a registration statement filed by the Company pursuant to Rule 462(b) under the Act (as defined below), the "Notes"), which will be guaranteed to the maximum extent permitted by law, jointly and severally, on a senior unsecured basis pursuant to the guarantees (the "Guarantees") by all of the Company's subsidiaries, consisting of Public Telephone Corporation, an Indiana corporation ("Public"), World Communications, Inc., a Missouri corporation ("World"), Paramount Communications Systems, Inc., a Florida corporation ("Paramount"), Northern Florida Telephone Corporation, a Florida corporation ("NFTC"), Payphones of America, Inc., an Ohio corporation ("POA"), and PhoneTel CCI, Inc., a Texas corporation ("CCI" and, together with Public, World, Paramount, NFTC and POA, the "Subsidiary Guarantors").



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PhoneTel Technologies, Inc.
December 12, 1996
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            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 (Registration No. 333-15211) relating to the Notes and the Guarantees, as filed with the Securities and Exchange Commission (the "Commission") on October 31, 1996, Amendment No. 1 thereto, as filed with the Commission on November 18, 1996 and Amendment No. 2 thereto to be filed with the Commission on the date hereof (as so amended, the "Registration Statement");
(ii) the form of Underwriting Agreement (the "Underwriting Agreement") to be entered into by the Company, the Subsidiary Guarantors and J.P. Morgan Securities, Inc., CIBC Wood Gundy Securities Corp., ING Barings (U.S.) Securities Corporation and Southcoast Capital Corporation (the "Underwriters") in the form filed as Exhibit 1.1 to the Registration Statement; (iii) the form of Indenture (the "Indenture") to be entered into by the Company, the Subsidiary Guarantors and Marine Midland Bank, as trustee (the "Trustee"), pursuant to which the Notes and the Guarantees will be issued, in the form filed as Exhibit
4.3 to the Registration Statement; (iv) the Articles of Incorporation of the Company, as currently in effect; (v) the certificates or articles of incorporation of each of the Subsidiary Guarantors, as currently in effect; (vi) the Amended and Restated Code of Regulations of the Company, as currently in effect; (vii) the by-laws of each of the Subsidiary Guarantors, as currently in effect; (viii) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement, the issuance and sale of the Notes and the Indenture and drafts of certain resolutions (the "Draft Resolutions") of the Special Committee appointed by the Board of Directors of the Company (the "Special Committee") relating to the issuance and sale of the Notes; (ix) certain resolutions adopted by the Board of Directors of each of the Subsidiary Guarantors relating to the Guarantees, the Indenture and related matters (the "Guarantor Resolutions"); (x)


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PhoneTel Technologies, Inc.
December 12, 1996
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the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;
and (xi) the form of the Notes and the form of the Guarantees included as a notation thereto, which forms are included in the form of the Indenture filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except as set forth below) the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

            We express no opinion as to the laws of any jurisdiction other than the State of New York and the laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:



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PhoneTel Technologies, Inc.
December 12, 1996
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            1. When (i) the Registration Statement becomes effective and the
Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement, and other matters relating to the issuance and sale of the Notes have been approved by the Special Committee in accordance with the Draft Resolutions, (iii) the Draft Resolutions have been adopted by the Special Committee, (iv) the Indenture and the Underwriting Agreement have been duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto and (v) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered to the Underwriters upon payment of the agreed upon consideration therefor to be specified in the Underwriting Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 404 of the Indenture may be deemed unenforceable.

            2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act, (ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement, and other matters relating to the issuance and sale of the Notes have been approved by the Special Committee in accordance with the Draft Resolutions,
(iii) the Draft Resolutions have been adopted by the Special Committee, (iv) the Indenture and the Underwriting Agreement have been duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto, (v) the final terms of the Guarantees and their issuance have been duly


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PhoneTel Technologies, Inc.
December 12, 1996
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established in conformity with the Indenture and the Guarantor Resolutions, (vi)
the Guarantees have been duly executed by the Subsidiary Guarantors and (vii) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered to the Underwriters upon payment of the agreed upon consideration therefor to be specified in the Underwriting Agreement, the Guarantees will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 404 of the Indenture may be deemed unenforceable.

            In rendering the foregoing opinions, we express no opinion as to the applicability or effect of any fraudulent conveyance or similar law on the Notes, the Guarantees, the Indenture or the transactions contemplated thereby, and we have assumed that (i) the execution, delivery and performance by each of the Company and the Subsidiary Guarantors of the Indenture, the Notes and the Guarantees, as the case may be, is within its corporate power and authority and does not conflict with, or constitute a violation or a default under any contract to which the Company or the Subsidiary Guarantors are a party or by which any of their respective properties are bound and that the Notes and the Guarantees have been duly authorized by all necessary corporate action by the Company and the Subsidiary Guarantors, as the case may be, (ii) insofar as the laws other than those of the State of New York are applicable to the execution and delivery of the Indenture, the Notes and the Guarantees by the Company and the Subsidiary Guarantors, as the case may be, such execution and delivery will be made in accordance with such laws and (iii) the Indenture, the Notes and the Guarantees are valid and binding obligations of the Company and the Subsidiary Guarantors, as the case may be, under the laws of such other applicable jurisdictions. We understand that these assumptions are the subject of the opinions being rendered by Tammy L. Martin, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company, with respect to Ohio law, Barnes & Thornburg, with respect to Indiana law, Blumenfeld,


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PhoneTel Technologies, Inc.
December 12, 1996
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Kaplan & Sandweiss, with respect to Missouri law, Shackleford, Farrior,
Stallings & Evans, with respect to Florida law, and Scher & Miller, with respect to Texas law, and that such opinions are being filed as exhibits to the Registration Statement on the date hereof.

            We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of our name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Skadden, Arps, Slate,
                                                    Meagher & Flom LLP